UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

351 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2019, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC, a Delaware limited liability company, as lender (the “Lender”) and agent (the “Agent”). Under the Loan Agreement, the Lender made a term loan to the Company in an aggregate principal amount of $25.0 million (the “Loan”), which was funded on May 30, 2019. The Company used approximately $9.0 million of the proceeds from the Loan to repay its outstanding obligations under the Amended and Restated Loan Agreement, dated as of March 2, 2017, with Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc. (the “Prior Agreement”).

The Loan bears interest at a floating per annum rate (based on the actual number of days elapsed divided by a year of 360 days) equal to the sum of (a) the greater of (i) the 30-day U.S. LIBOR rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue and (ii) 2.50%, plus (b) 6.75%. Beginning May 31, 2020, the Company is permitted to prepay the Loan in full at any time upon 30-days’ written notice to the Lender, subject to the applicable Prepayment Fee (as defined below). Upon the earliest to occur of the maturity date, acceleration of the Loan, or prepayment of the Loan, the Company is required to make a final payment equal to 5% of the aggregate principal amount of the Loan (the “Final Fee”). Any prepayment of the Loan in full, whether mandatory or voluntary, must include an amount equal to the sum of (a) all outstanding principal of the Loan plus accrued and unpaid interest thereon through the prepayment date, (b) the Final Fee, (c) the Lender’s expenses and all other obligations that are due and payable to the Lender, plus (d) a prepayment fee of (i) 2% of the Loan amount if the Loan is paid in full on or before May 30, 2020, (ii) 1.5% of the Loan amount if paid off after May 30, 2020 but on or before May 30, 2021, and (iii) 1% of the Loan amount if paid off after May 30, 2021 (the “Prepayment Fee”).

The Company is required to make only monthly interest payments for the first 12 months, referred to as the “interest-only period”, and, at the end of the interest-only period, the Company will make principal and interest payments over a three-year period based on a 36-month amortization schedule, with a final maturity date of June 1, 2023. The Company may elect to extend the interest-only period to 24 months if the Company receives, prior to June 30, 2020, unrestricted net cash proceeds of not less than $45.0 million from (i) the issuance and sale of equity securities, or (ii) “up front” payments in connection with a joint venture, collaboration or other partnering transaction, both of which are on terms and conditions acceptable to the Agent. If the Company exercises the option to extend the interest-only period, at the end of the extended interest-only period the Company will be required to make principal and interest payments over a two-year period based on a 24-month amortization schedule, with a final maturity date of June 1, 2023.

The Company’s obligations under the Loan Agreement will be secured by a security interest in all of the assets of the Company, other than the Company’s intellectual property which is subject to a negative pledge. The Loan Agreement contains customary representations and covenants that, subject to exceptions, will restrict the Company’s ability to do the following things: declare dividends or redeem or repurchase equity interests; incur additional liens; make loans and investments; incur additional indebtedness; engage in mergers, acquisitions, and asset sales; transact with affiliates; undergo a change in control; add or change business locations; and engage in businesses that are not related to its existing business. The Loan Agreement requires that the Company at all times maintain unrestricted cash of not less than $5.0 million in accounts subject to control agreements in favor of Agent, tested monthly as of the last day of the month.

Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement. Events of default under the Loan Agreement include customary events of default, including, but not limited to: (i) failure to (a) make any payment of principal or interest on its due date, or (b) pay any other obligations within three (3) business days after such obligations are due and payable; (ii) failure to perform any obligation under specified covenants; (iii) the occurrence of a material adverse change; (iv) the Company or any of its subsidiaries being or becoming insolvent, beginning an insolvency proceeding, or becoming subject to an insolvency proceeding that is not dismissed or stayed within forty-five (45) days; (v) a default in any agreement with a third party resulting in a right by such third party to accelerate the maturity of any indebtedness in an amount in excess of $250,000 or that could reasonably be expected to have a material adverse change; (vi) the rendering of judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $500,000 that remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof; (vii) revocation, rescission, suspension or adverse modification of any governmental approval, or non-renewal of a governmental approval in the ordinary course for a full term, that could reasonably be expected to result in a material adverse change; (viii) failure of a lien created under the Loan Agreement or any other loan document to constitute a valid and perfected lien on any of the collateral purported to be secured thereby, subject to no prior or equal lien, other than permitted liens; and (ix) the delisting of the Company’s shares of common stock.

On May 30, 2019, in connection with the Loan Agreement, the Company issued warrants to the Lender and its affiliates, which are exercisable for an aggregate of 176,679 shares of the Company’s common stock with a per share exercise price of $2.83 (the “Warrants”). The Warrants may be exercised on a cashless basis. The Warrants are exercisable for a term beginning on the date of issuance and ending on the earlier to occur of ten years from the date of issuance or the consummation of certain acquisitions of the Company as set forth in the Warrants. The number of shares for which the Warrants are exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in the Warrants.

The descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement (a copy of which is filed as Exhibit 10.1 attached hereto) and the Warrants (a form of which is filed as Exhibit 4.1 attached hereto), including the exhibits thereto.

On June 3, 2019, the Company issued a press release regarding the above transactions, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2019, in connection with entering into the Loan Agreement described above under Item 1.01, the Company terminated the Prior Agreement. Prior to termination of the Prior Agreement, the Company repaid all amounts owed thereunder. As a result, the Company had satisfied all of its obligations under the Prior Agreement. The Company was not required to pay a termination penalty in connection with the termination of the Prior Agreement.

A description of the material terms and conditions of the Prior Agreement is contained in the Company’s annual report on Form 10-K filed with the SEC on March 7, 2019.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above and referenced under Item 1.01 that relates to the Loan Agreement is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrants is hereby incorporated by reference into this Item 3.02.

Neither the Company nor the Lender engaged any investment advisors with respect to the issuance of the Warrants, and no finders’ fees were paid to any party in connection therewith. The issuance of the Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that the issuance was to a limited number of persons who are “accredited investors” as the term is defined in Rule 501 of Regulation D promulgated by the SEC, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock of the Registrant, dated as of May 30, 2019.
10.1	Loan and Security Agreement with Oxford Finance LLC, dated as of May 30, 2019.
99.1	Press Release dated June 3, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

acelrx pharmaceuticals, inc.

Date: June 3, 2019	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer